                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of all subsidiary corporations of the registrant. All subsidiaries are wholly-owned by the Company, except that Buckley Mining Corporation and Plastics Universal Corporation are wholly-owned subsidiaries of Ada Mining Corporation. The Company's consolidated financial statements include the accounts of all subsidiaries.

                                                                  State of
             Subsidiary                                         Incorporation
             ----------                                         -------------
Adams Resources Exploration Corporation                           Delaware
Kirbyville Marketing Co., Inc.                                    Texas
Service Transport Company                                         Texas
Bayou City Pipelines, Inc.                                        Texas
Ada Crude Oil Company                                             Texas
Ada Mining Corporation                                            Texas
Classic Coal Corporation                                          Delaware
Plastics Universal Corporation                                    Kentucky
CJC Leasing, Inc.                                                 Kentucky
Buckley Mining Corporation                                        Kentucky
GulfMark Energy, Inc.                                             Texas
Ada Resources, Inc.                                               Texas
Adams Resources Marketing, Ltd.                                   Texas
Adams Resources Marketing GP, Inc.                                Texas
Adams Resources Marketing II, Inc.                                Nevada
Gulfmark Energy Marketing, Inc.                                   Nevada

                                     IV-10